UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2021
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On May 28, 2021, Post Holdings, Inc. (the “Company”) and Post Holdings Partnering Corporation, a newly formed special purpose acquisition company incorporated as a Delaware corporation (“PHPC”), consummated the initial public offering (the “IPO”) of 30,000,000 units of PHPC (the “Units”). Each Unit consists of one share of Series A common stock of PHPC, par value $0.0001 per share (“Series A Common Stock”), and one-third of one redeemable warrant of PHPC, each whole warrant entitling the holder thereof to purchase one share of Series A Common Stock at an exercise price of $11.50 per share (the “Warrants”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to PHPC of $300,000,000. PHPC Sponsor, LLC, a wholly owned subsidiary of the Company (“PHPC Sponsor”), purchased 4,000,000 of the 30,000,000 Units in the IPO for $40,000,000. PHPC has granted the underwriters of the IPO a 45-day option to purchase up to an additional 4,500,000 Units at the initial public offering price to cover over-allotments, if any. The Units began trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “PSPC.U” on May 26, 2021. After the securities comprising the Units begin separate trading, the shares of Series A Common Stock and the Warrants are expected to be listed on the NYSE under the symbols “PSPC” and “PSPC WS”, respectively.
Substantially concurrently with the closing of the IPO, PHPC completed the private sale of 1,000,000 units of PHPC (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit, to PHPC Sponsor, generating gross proceeds to PHPC of approximately $10,000,000 (the “Private Placement”). The Private Placement Units sold in the Private Placement are identical to the Units sold in the IPO, except that, with respect to the warrants underlying the Private Placement Units (the “Private Placement Warrants”) that are held by PHPC Sponsor or its permitted transferees, such Private Placement Warrants (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in certain circumstances when the Warrants are called for redemption and a certain price per share of Series A Common Stock threshold is met) and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of PHPC’s partnering transaction. If the Private Placement Warrants are held by holders other than PHPC Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by PHPC in all redemption scenarios and exercisable by holders on the same basis as the Warrants.
In connection with the completion of the IPO, PHPC also entered into a forward purchase agreement with PHPC Sponsor (the “Forward Purchase Agreement”), providing for the purchase of up to 10,000,000 units of PHPC (the “Forward Purchase Units”), subject to the terms and conditions of the Forward Purchase Agreement, with each Forward Purchase Unit consisting of one share of PHPC’s Series B common stock, par value of $0.0001 per share, and one-third of one warrant to purchase one share of Series A Common Stock, for a purchase price of $10.00 per Forward Purchase Unit, in an aggregate amount of up to $100,000,000, in a private placement to occur concurrently with the closing of PHPC’s partnering transaction.
The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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